Exhibit 5.2
                         [Letterhead of Ashby & Geddes]







                                  June 6, 1997




U.S.B. Holding Co., Inc.
Union State Capital Trust I
100 Dutch Hill Road
Orangeburg, New York  10962

            Re:  Exchange of Capital Securities
                 ------------------------------
Gentlemen:

     We have acted as special Delaware counsel to U.S.B. Holding Co., Inc., a Delaware corporation (the "Company"), and Union State Capital Trust I (the "Trust"), a business trust formed under the Business Trust Act of the State of Delaware, 12 Del.C. Section 3801 et seq., in connection with the preparation of a registration statement on Form S-4 filed by the Company and the Trust with respect to the registration of (i) 20,000 9.58% Series B Capital Securities (liquidation amount of $1,000 per security) of the Trust (the "New Capital Securities") to be exchanged for all or any portion of the Trust's outstanding 9.58% Series A Capital Securities (the "Old Capital Securities"); (ii) the Company's Series B Junior Subordinated Debt Securities due February 1, 2027 (the "New Junior Subordinated Debt Securities") to be exchanged for a like aggregate principal amount of its Series A Junior Subordinated Debt Securities due February 1, 2027; and (iii) the Company's guarantee of payments of cash distributions and payments on liquidation of the Trust or redemption of the New Capital Securities to be exchanged for a like guarantee in respect of the Old Capital Securities.

     In connection with this opinion, we have examined the following: (i) the registration statement on Form S-4 as filed by the Company and the Trust with the Securities and Exchange Commission on June 6, 1997 (the "Registration Statement"); (ii) a certified copy of the certificate of trust (the "Certificate of Trust") of the Trust, filed with the Secretary of State of the State of Delaware on January 27, 1997; (iii) a signed copy of the Declaration of Trust (the "Declaration") among the Company, as depositor, Thomas E. Hales, Michael H. Fury, Raymond J. Crotty and Steven T. Sabatini, as administrative trustees (the "Administrative Trustees"), and Chase Manhattan Bank Delaware, as trustee (the "Trustee"); (iv) an executed copy of the Amended and Restated Declaration of Trust among the Company, The Chase Manhattan Bank, as property trustee (the "Property Trustee"), and the Administrative Trustees; (v) a signed copy of the Registration Agreement, dated as of February 5, 1997, among the Trust, the Company, and Keefe, Bruyette & Woods, Inc. (the "Registration Agreement"); (vi) the form of the New Capital Securities and a specimen certificate thereof; (vii) the form of the New Junior Subordinated Debt Securities and a specimen certificate thereof (the Registration Statement, Certificate of Trust, Declaration, Amended Declaration, Registration Agreement, form of New Capital Securities, and form of New Junior Subordinated Debt Securities are hereinafter collectively referred to as the "Documents"); (viii) certificates of good standing for the Company and the Trust from the Delaware Secretary of State dated June 6, 1997; and (ix) the certificate of incorporation and bylaws of the Company.

     Our opinion is predicated upon the accuracy of all material information that we have received. For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. In making our examination of the Documents, we have assumed that, with the exception of the Company and the Trust, the parties to the Documents have the power, corporate and other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate and other, and the execution and delivery by such parties of such documents. We have also assumed the validity and binding effect of such documents on all parties other than the Company and the Trust. We have not independently established or verified any facts material to this opinion.

     Members of our firm are admitted to the Bar of the Supreme Court of the State of Delaware only, and we do not express any opinion as to the laws of any other jurisdiction.

     Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Registration Statement becomes effective:

               1. The New Junior Subordinated Debt Securities have been duly authorized for issuance by the Company, and, when properly issued, the New Junior Subordinated Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principals of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

               2. The New Capital Securities have been duly authorized for issuance by the Trust, and, when properly issued, the New Capital
     Securities will represent, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust and will entitle the holders thereof to the benefits of the Amended Declaration except to the extent that enforcement of the Amended Declaration may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

               3. The holders of the New Capital Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We must note, however, that the holders of the New Capital Securities may be obligated, pursuant to the Amended Declaration, to (i) pay taxes or governmental charges arising from the transfer of Old Capital Securities and the issuance of replacement New Capital Securities and (ii) provide security and indemnity in connection with requests of or directions to the Property Trustee to exercise their rights and powers under the Amended Declaration.

     This opinion is issued as of this date, and we assume no obligation to advise you or others of changes in law or fact that occur after this date, even though such changes might affect our opinion.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission. Otherwise, this opinion is furnished to you solely for your benefit in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our express written permission.

                                              ASHBY & GEDDES



                                              By:     /s/ Ashby & Geddes
                                                 -------------------------------
                                                      For the Firm